EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

Made and entered into this 13th day of July, 2006 (the "Effective Date").

     Between: INKSURE TECHNOLOGIES INC. a Delaware corporation (the "Company"), with offices at 1770 N.W. 64th St., Suite 350, Fort Lauderdale, FL 33309, USA

                                                    (HEREINAFTER THE "COMPANY");

                                                               ON THE FIRST PART

     And: Mr., Mickey Brandt a citizen of Israel, ID Number 53904884, with an address at 31 Bernstein Cohen St, Ramat Hasharon, Israel

                                                    (HEREINAFTER THE "EMPLOYEE")

                                                              ON THE SECOND PART

Whereas The Company is engaged in the development, production and marketing of systems for Brand and Document protection, track and trace and RFID technologies; and

Whereas The Employee has the experience, know-how and qualifications to serve as Vice President and Chief Financial Officer ("CFO") of the Company and its subsidiaries, InkSure Inc., InkSure RF Inc. and InkSure Ltd. (the "Subsidiaries"); and

Whereas The Company has offered that the Employee undertakes employment with the Company as its Vice President and CFO, and the Employee agrees to be employed as such, all in accordance with the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, it is agreed by the parties as follows:

1.   PREAMBLE

The Preamble to this Agreement forms an integral part thereof.

2.   POSITION.

2.1 The Company hereby employs the Employee, and the Employee hereby agrees to serve as Vice President and CFO of the Company and the Subsidiaries, effective not later than 9/13/2006.

2.2 As CFO of the Company, the Employee shall devote his full business time and efforts to the affairs of the Company, and shall have all the responsibilities and powers that usually apply to this job.

2.3  The Employee shall report to the CEO of the Company.

2.4 The Employee shall serve as the Secretary of the Company and the Subsidiaries.

3.   SALARY.

3.1 The Company shall pay the Employee a monthly salary of 36,000 NIS gross. (hereinafter the "Base Salary"), payable each month not later than the fifth day of each month.

3.2 The Salary shall be reviewed by the Company following 12 months as of Effective Date (as defined above) and it is agreed that the salary will be increased to 40,000 NIS based on the Employee performance of his duties hereunder.

3.3 The Employee and the Company both acknowledge and agree, that upon the mutual agreement of the Company and the Employee, the Employee's salary from time-to-time may be paid by either of the Subsidiaries on behalf of the Company. The Company further acknowledges that this Section 3.3 does not affect the Company's obligation to pay the Employee's Base Salary or benefits pursuant to this Agreement.

3.4 The Employee shall be entitled to a refund for all expenses incurred by him in the performance of his duties hereunder (in accordance with the prevailing laws and regulations).

4.   BENEFITS.

4.1 The Company shall pay every month, an amount up to 15.83%(5% "tagmulim", 8.33% "pitzuim" and up to 2.5% for disability insurance) of the Base Salary to an insurance policy, pension fund or combination between them, according to the request of the Employee, (hereinafter "Bituach Menahalim") in the name of the Employee. The Employee shall pay to such insurance policy, every month, an amount equal to 5% of the Base Salary.

4.2 The Company shall pay every month, an amount equal to 7.5% of the Base Salary to an educational fund (hereinafter "Keren Hishtalmut") in the name of the Employee. The Employee shall pay to such fund, every month, an amount equal to 2.5% of the Base Salary.

4.3 The Employee's payments pursuant to Sections 4.1 and 4.2 above shall be deducted at source from the Base Salary.

4.4 The parties here adopt the Israeli Labor Ministry warrant from 30.6.98 and declare that the Company's payment to the Bituach Menahalim/ pension fund (8.33% for the severance payment) shall constitute the Company's whole obligation for Severance payments according to Section 14 of the Severance Payment Law - 1963(Israel).

4.5 The Employee shall be entitled to a vacation leave of twenty two (22) days per year, which may be carried forward, from year to year.

4.6 The Company shall make available to the Employee a car for his exclusive use during the term of this Agreement. It is agreed the car will be a 2000 CC or a car of a similar class. The Company shall pay all costs associated with the car, whether fixed or variable, including without limitation, fuel, repairs and insurance including taxation. The Company shall gross up any tax payments.

4.7  The Employee shall be entitled to a complete medical check up once a year.

4.8 The Company will maintain a directors' and officers' liability insurance in the name of the Employee, covering all the Employee's duties under this Agreement.

4.9 The Employee shall be entitled to Dmey Havra'a as provided in a Collective Bargaining Agreement to which the General Labor Union of the Workers in Israel is a party regarding the payment of Dmey Havra'a that is force and effect.

4.10 Not later than fourteen (14) days after the termination of this Agreement, for any cause, the Company shall assign its rights to the Bituach Menahalim and/or pension fund and the Keren Hishtalmut to the Employee.

4.11 The Company shall pay all bills for the use and maintenance of cellular telephone used exclusively by the Employee.

4.12 The employee shall be entitled to a grant of 100,000 Options to purchase shares of InkSure Technologies Inc. upon approval by the board of Directors of InkSure Technologies Inc. and/or the compensation committee in their next meeting.

The options will be issued as part of and according to the company's approved Stock Option Plan. The price of option will be equal to the price of share at date of grant. Vesting period :1/3 one year from date of grant, 1/3 two years from date of grant and 1/3 three tears from date of grant.

5.   PROPRIETARY INFORMATION.

5.1 Employee recognizes and understands that his employment creates a relationship of confidence and trust between him and the Company, and that proprietary information obtained by the Employee as a result of this Agreement is the sole property of the Company. At all times, both during his employment with the Company and after its termination, the Employee will keep in confidence and in trust all such proprietary information and will not use or disclose any such information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing his duties as the CFO of the Company. This Section 5 shall survive the termination of this Agreement.

5.2 In the event of termination of the Employee's employment with the Company for any reason, the Employee will deliver to the Company all documents and data of any nature pertaining to his work with the Company or the Subsidiaries.

6.   COMPETITION.

The Employee shall not, during the term of his employment with the Company, and for a period of one (1) year after termination of this Agreement, render services similar to his duties as Vice President and CFO of the Company, to any entity or business which competes with the Company or the Subsidiaries directly or indirectly.

7.   CONFIDENTIALITY.

The Employee undertakes that during the term of this Agreement and after its termination, he shall not disclose to others confidential information of the Company or the Subsidiaries, including but not limited to, information relating to the business concerns of the Company or the Subsidiaries, their customers, their financial position, their plans for the future and their proprietary information, including confidential intellectual property. This Section 7 shall survive the termination of this Agreement.

8.   TERM AND TERMINATION.

8.1 The Employee may terminate this Agreement for any reason upon sixty (60) days' prior written notice, and the Company may terminate this Agreement for any reason upon ninety (90) days' prior written notice (each such period being a "Prior Notice Period"), provided, however, that the Company may terminate this Agreement for a "Justifiable Cause" (as hereinafter defined) without prior notice. During the Prior Notice Period the Employee shall be entitled to payment of the Base Salary and all benefits pursuant to this Agreement. In addition, any unvested stock options held by the Employee shall continue to vest during the Prior Notice Period.

8.1.1 "Justifiable Cause" shall mean: (a) conviction of the Employee of a felony which in the Company's view is injurious to the Company; (b) any willful breach by the Employee of his fiduciary duties as an officer of the Company pursuant to court decision; provided, however, that the Company may not terminate the Employee's employment for Justifiable Cause unless it has given the Employee (i) written notice of the basis for the proposed termination and (ii) if possible, at least fifteen (15) days during which the Employee shall be entitled to cure such basis.

9.   MISCELLANEOUS.

9.1 The Employee shall not disclose the terms of this Agreement to any person or entity within or outside the Company, except as may be required by law.

9.2 This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof. Any prior understandings, undertakings or representations, written or oral, shall be of no force or effect.

9.3 This Agreement may be amended only through a document signed by both parties.

9.4 No rights of any party shall be prejudiced or restricted by an indulgence or forbearance to any party, and no waiver by any party in respect of any breach shall operate as a waiver in respect to a subsequent breach.

9.5 Any notice, demand, call or request under this Agreement (hereinafter a "Communication") which a party may desire to serve, or be required to serve upon the other party, shall be in writing and shall be deemed sufficiently served if: (a) delivered by hand; or (b) if sent by courier that guarantees delivery of such Communication within twenty four (24) hours, addressed to the other party's address as set forth in the preamble to this Agreement; or (c) sent by facsimile with a confirmation of receipt.

9.6 The addresses of the parties for the purpose of this Agreement are as forth in the preamble to this Agreement.

IN WITNESS WHEREOF, The parties hereunto cause this Agreement to be duly executed.


                                                   INKSURE TECHNOLOGIES INC.
                                                   _____________________________
                                                   By:
                                                   Title:



                                                   MICKEY BRANDT
                                                   _____________________________

Agreed and Accepted:

INKSURE LTD.

______________________________
By:
Title:



INKSURE INC.

______________________________
By:
Title: